Calculation of Filing Fee Tables
S-8
ARTS WAY MANUFACTURING CO INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	500,000	$ 2.6175	$ 1,308,750.00	0.0001381	$ 180.74
Total Offering Amounts:						$ 1,308,750.00		$ 180.74
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 180.74
Offering Note
[1]	(1) (a) This Registration Statement on Form S-8 ("Registration Statement") covers 500,000 additional shares of common stock, $0.01 par value per share, of Art's-Way Manufacturing Co., Inc. ("Shares") reserved for issuance under the Art's-Way Manufacturing Co., Inc. 2020 Equity Incentive Plan, as amended (the "2020 Plan"). An aggregate of 598,015 Shares issuable under the 2020 Plan had been previously registered pursuant to Registration Statements No. 333-173914 and 333-238469. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this Registration Statement shall also cover any additional Shares that may become issuable under the 2020 Plan by reason of any stock dividend, stock split, or other similar transaction affecting the Shares. (b) The Proposed Maximum Offering Price Per Unit for the 2020 Plan is estimated pursuant to Rule 457(c) and 457(h) under the Securities Act solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for the Registrant's Shares on the Nasdaq Capital Market on May 6, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources